UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

In connection with the Proxy Statement for the 2009 Annual Meeting of Stockholders (the “2009 Proxy Statement”) to be held on September 24, 2009 (the “2009 Annual Meeting”) of OmniVision Technologies, Inc. (“OmniVision” or the “Company”), on September 17, 2009, the Company is making revisions to the proposed stock option exchange program as outlined in Proposals Four and Five in the 2009 Proxy Statement. Such revisions are outlined below. Defined terms have the meanings assigned to them in the 2009 Proxy Statement.

Based on feedback from a proxy advisory firm, OmniVision Technologies, Inc. is making the following revisions to the proposed stock option exchange program:

Eligible Options

Eligible options will now include all of our outstanding options granted under our equity compensation plans prior to November 1, 2008 with an exercise price equal to or greater than $23.01.  In no event will the eligible options have an exercise price that is lower than the 52-week high trading price of our common stock (measured as of the start date of the exchange program).  As of July 27, 2009, options to purchase approximately 13,277,070 shares of our common stock are outstanding under the Plans.  Of these, there are options for approximately 4,112,379 shares with an exercise price equal to or greater than $23.01 that were granted to eligible employees prior to November 1, 2008.

Proposal Four: Approval of the Stock Option Exchange Program for Employees

In considering the approval of the stock option exchange program for our employees under Proposal Four, please note the following:

Number of Eligible Options

As of July 27, 2009, there were a total of 10,797,091 shares underlying options outstanding under our equity compensation plans for our employees (but not options held by our named executive officers).  Of these outstanding options, options to purchase 3,897,379, or 36%, of the shares of common stock would be eligible for exchange under Proposal Four of the proposed stock option exchange program.  If 100% of eligible options were to be exchanged under this Proposal Four, and new grants of RSUs made in accordance with the exchange ratio set out below, the number of shares underlying options outstanding would be reduced to 6,899,172 shares, or approximately 64% of all currently outstanding employee options.

Exchange Ratio

Participants in the exchange program will receive a lesser number of new RSUs determined on the basis of an exchange ratio applied to cancelled eligible options.  Unless our compensation committee adopts another exchange ratio prior to the date eligible options are exchanged for new RSUs, the following exchange ratio would apply:

If the Exercise Price of an Eligible Option is:	The Number of Options Eligible for Exchange Would Be:	The Exchange Ratio Would Be (Exchanged Options for New RSUs):	Weighted Average Exercise Price:	Weighted Average Remaining Contractual Term:

$ 0.00 - $23.00	Not Eligible	Not Eligible	Not Eligible	Not Eligible

$ 23.01 - $30.05	3,897,379	3.40	$24.76	5.99

(1)           6,899,712 employee options with exercise prices in this price range are not eligible for exchange, with a weighted average exercise price of $14.54 and weighted average remaining term of 6.12 years.

The foregoing exchange ratio is intended to result in the issuance of new RSUs that have, in the aggregate, a fair value for financial accounting purposes less than the fair value of the exchanged options they replace.  The total number of RSUs a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered option according to the applicable exchange ratio and rounding down to the nearest whole share.  The exchange ratio will be applied on a grant-by-grant basis.

To this end, should the value of our common stock change in any material respect, the compensation committee will have the discretion to adjust the exchange ratio in order to achieve a value-for-value exchange.

Overhang Reduction

Pre-Exchange Overhang (as of July 27, 2009)						Post-Exchange Overhang (as of July 27, 2009)
Total Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Contractual Term of Outstanding Options	Total Full- Value Awards Outstanding	Shares Available for Grant	Total Common Shares Outstanding	Total Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Contractual Term of Outstanding Options	Total Full- Value Awards Outstanding	Shares Available for Grant	Total Common Shares Outstanding
13,277,070	$17.89	6.25	1,078,946	2,563,612	50,680,661	9,379,691	$15.04	6.35	2,224,945	4,263,612	50,680,661

Proposal Five: Approval of the Stock Option Exchange Program for Named Executive Officers

In considering the approval of the stock option exchange program for our named executive officers under Proposal Five, please note the following:

Number of Eligible Options

As of July 27, 2009, there were a total of 2,072,479 shares underlying options outstanding under our equity compensation plans for our named executive officers (Shaw Hong, Xinping (James) He, Anson Chan, Y. Vicky Chou and Bruce Weyer) (but not options held by our other employees). Of these outstanding options, options to purchase 215,000, or 10%, of the shares of common stock would be eligible for exchange under Proposal Five.  If 100% of eligible options were to be exchanged under this Proposal Five, and new awards of RSUs made in accordance with the exchange ratio set out below, the number of shares underlying options outstanding would be reduced to 1,857,479 shares, or approximately 90% of all currently outstanding options held by our named executive officers.

Exchange Ratio

Participants in the exchange program will receive a lesser number of new RSUs determined on the basis of an exchange ratio applied to cancelled eligible options.  Unless our compensation committee adopts another exchange ratio prior to the date eligible options are exchanged for new RSUs, the following exchange ratio would apply:

If the Exercise Price of an Eligible Option is:	The Number of Options Eligible for Exchange Would Be:	The Exchange Ratio Would Be (Exchanged Options for New RSUs):

$ 0.00 - $23.00	Not Eligible	Not Eligible

$ 23.01 - $30.05	215,000	3.40

The foregoing exchange ratio is intended to result in the issuance of new RSUs that have, in the aggregate, a fair value for financial accounting purposes less than the fair value of the exchanged options they replace.

Certain amendments to the 2007 Equity Incentive Plan

In addition to the revisions stated above, one of the amendments to the 2007 Equity Incentive Plan referenced in the 2009 Proxy Statement has been revised.  The current 2007 Plan provides that 6,000,000 shares of our common stock have been reserved for issuance under the 2007 Plan, of which 2,563,612 shares are currently available for grant.  The proposed amended 2007 Plan provides that in addition to the 6,000,000 shares reserved for issuance under the 2007 Plan, any shares subject to options granted under our 2000 Plan that expire or otherwise terminate without having been exercised in full will be returned to the 2007 Plan (subject to a maximum of 1,700,000 shares from cancelled options in Proposal Four).  The remaining amendments regarding the 2007 Equity Incentive Plan as referenced in the 2009 Proxy Statement have not been revised.